      As filed with the Securities and Exchange Commission on June 20, 2000
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                              QUANTA SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                   74-2851603
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)


1360 POST OAK BLVD., SUITE 2100                        BRAD EASTMAN
     HOUSTON, TEXAS 77056                      VICE PRESIDENT, SECRETARY AND
        (713) 629-7600                                GENERAL COUNSEL
 (Address, including zip code,                1360 POST OAK BLVD., SUITE 2100
     and telephone number,                         HOUSTON, TEXAS 77056
     including area code,                             (713) 629-7600
  of Registrant's principal                 (Name, address, including zip code,
      executive offices)                      and telephone number, including
                                             area code, of agent for service)

                                    Copy to:
                                 J. PATRICK RYAN
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                           1500 BANK OF AMERICA PLAZA
                               300 CONVENT STREET
                            SAN ANTONIO, TEXAS 78205
                                 (210) 281-7000

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                             PROPOSED              PROPOSED
      TITLE OF EACH CLASS OF          AMOUNT TO BE       MAXIMUM OFFERING      MAXIMUM AGGREGATE      AMOUNT OF
    SECURITIES TO BE REGISTERED     REGISTERED(1)(2)(3)     PRICE PER              OFFERING        REGISTRATION FEE
                                                        UNIT (1)(3)(4)(5)      PRICE(1)(3)(4)(5)
--------------------------------------------------------------------------------------------------------------------
Debt Securities..................
Preferred Stock..................
Common Stock (6).................
Depositary Shares (7)............
Warrants.........................
--------------------------------------------------------------------------------------------------------------------
         Total...................     $500,000,000             100%            $500,000,000 (8)        $132,000
====================================================================================================================

(1) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(2) This registration statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the Debt Securities, Preferred Stock or Depositary Shares registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the Debt Securities, Preferred Stock or Depositary Shares registered hereunder.

(5) The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.

(6) Each share of Common Stock registered hereunder includes an associated Preferred Share Purchase Right. Until the occurrence of certain prescribed events, none of which has occurred, the Preferred Share Purchase Rights are not exercisable, are evidenced by certificates representing the Common Stock and may be transferred only with the Common Stock.

(7) The Depositary Shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of Preferred Stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(8) The aggregate principal amount of the Debt Securities may be increased if any Debt Securities are issued at an original issue discount by an amount such that the gross proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities at the time of initial offering. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000, or the equivalent thereof in foreign currencies or composite currencies. The aggregate amount of Common Stock is further limited to that which is permissible under Rule 415(a)(4).

                               -------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                                  $500,000,000

                              QUANTA SERVICES, INC.
                                 ---------------


     We will offer and sell, from time to time, in one or more offerings, the debt and equity securities described in this prospectus. The total offering price of these securities, in the aggregate, will not exceed $500 million. We will provide specific terms of these offerings and securities in supplements to this prospectus.

     We will offer and sell, from time to time, in one or more offerings:

                              o     common stock

                              o     debt securities

                              o     preferred stock

                              o     warrants


     YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST, INCLUDING THE RISK FACTORS WHICH BEGIN ON PAGE 4 OF THIS PROSPECTUS.



                                 ---------------



     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                 ---------------



     This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.



     This prospectus is dated                  , 2000.
                              -----------------

                                TABLE OF CONTENTS


About this Prospectus.............................................................................................3

Where You Can Find More Information...............................................................................3

Forward-Looking Statements........................................................................................4

The Company.......................................................................................................4

Risk Factors......................................................................................................4

Use of Proceeds...................................................................................................9

Holding Company Structure.........................................................................................9

Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends................9

Description of Debt Securities....................................................................................9

Description of Capital Stock.....................................................................................20

Depositary Shares................................................................................................25

Description of Warrants..........................................................................................27

Plan of Distribution.............................................................................................28

Legal Matters....................................................................................................29

Experts  ........................................................................................................29

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file such information with the New York Stock Exchange, on which our common stock is listed. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents filed by us listed below and any further filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or we terminate this offering:

     o   Annual Report on Form 10-K for the year ended December 31, 1999;

     o   Current Report on Form 8-K filed March 20, 2000;

     o   Quarterly Report on Form 10-Q for the period ended March 31, 2000;

     o The description of our common stock contained in our Form 8-A dated January 23, 1998, including any amendment to that form that we may have filed in the past, or may file in the future, for the purpose of updating the description of our common stock; and

     o The description of our preferred stock purchase rights contained in our Form 8-A dated March 21, 2000.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:

     Quanta Services, Inc.
     1360 Post Oak Blvd., Suite 2100
     Houston, Texas 77056
     Attention: Corporate Secretary
     (713) 629-7600

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporated by reference, contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements appear in a number of places in this prospectus and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things:

     o   general economic and business conditions;

     o our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

     o   anticipated trends in our business;

     o   existing and future regulations affecting our business;

     o our ability to obtain additional debt and equity financing to support our growth strategy;

     o   our ability to complete acquisitions; and

     o other risk factors described in the section entitled "Risk Factors" in this prospectus.

     You can identify these forward-looking statements by forward-looking words such as "believe," "may," "could," "will," "estimate," "continue," "anticipate," "intend," "seek," "plan," "expect," "should," "would" and similar expressions in this prospectus.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                                   THE COMPANY

     We are a leading provider of specialized contracting services, including designing, installing, repairing and maintaining network infrastructure. We offer end-to-end network solutions to the telecommunications, cable television and electric power industries. The Internet and the resulting growth in demand for increased bandwidth coupled with deregulation, increased outsourcing by our customers and the convergence of the telecommunications, cable television and electric power industries have resulted in significant growth in demand for our services. To leverage the growth in demand for our services, we have made strategic acquisitions that expanded our geographic presence, generated operating synergies with existing businesses and developed new capabilities to meet our customers' evolving needs.

     Our principal offices in 37 states, as of the date of this prospectus, provide us the presence and capability to quickly and reliably complete turnkey projects nationwide. We perform services for many of the leading companies in the industries we target.

     Our principal executive offices are located at 1360 Post Oak Blvd., Suite 2100, Houston, Texas 77056, and our telephone number is (713) 629-7600.

     Additional information concerning us and our subsidiaries is included in our reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information."

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be aware that the occurrence of any of the events described in the Risk Factors section and elsewhere in this prospectus could have a material adverse effect on our business, financial condition or results of operations.

THE INDUSTRIES WE SERVE ARE SUBJECT TO RAPID TECHNOLOGICAL AND STRUCTURAL CHANGES THAT COULD REDUCE THE DEMAND FOR THE SERVICES WE PROVIDE.

     The telecommunications, cable television and electric power industries are undergoing rapid change as a result of technological advances and deregulation that could in certain cases reduce the demand for our services or otherwise adversely affect our business. New or developing technologies could displace the systems used for voice, video and data transmissions, and improvements in existing technology may allow telecommunications and cable television companies to significantly improve their networks without physically upgrading them. In addition, consolidation in the telecommunications, cable television and electric power industries may result in the loss of one or more of our customers.

WE MAY BE UNSUCCESSFUL AT GENERATING INTERNAL GROWTH.

     Our ability to generate internal growth will be affected by, among other factors, our success in:

     o expanding the range of services we offer to customers to address their evolving network needs;

     o   attracting new customers;

     o   increasing the number of projects performed for existing customers;

     o   hiring and retaining employees;

     o   opening additional facilities; and

     o   reducing operating and overhead expenses.

     Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our business, financial condition and results of operations.

WE MAY BE UNSUCCESSFUL AT INTEGRATING COMPANIES THAT WE ACQUIRE.

     We cannot be sure that we can successfully integrate our acquired companies with our other operations without substantial costs, delays or other operational or financial problems. If we do not implement proper overall business controls, our decentralized operating strategy could result in inconsistent operating and financial practices at the companies we acquire, and our overall profitability could be adversely affected. Integrating our acquired companies involves a number of special risks which could materially and adversely affect our business, financial condition and results of operations, including:

     o   failure of acquired companies to achieve the results we expect;

     o   diversion of our management's attention from operational matters;

     o difficulties integrating the operations and personnel of acquired companies;

     o   inability to retain key personnel of the acquired companies;

     o   risks associated with unanticipated events or liabilities;

     o   the potential disruption of our business; and

     o the difficulty of maintaining uniform standards, controls, procedures and policies.

     If one of our acquired companies suffers customer dissatisfaction or performance problems, the reputation of our entire company could be materially and adversely affected.

WE MAY NOT HAVE ACCESS IN THE FUTURE TO SUFFICIENT FUNDING TO FINANCE DESIRED GROWTH.

     If we cannot secure additional financing from time to time in the future on acceptable terms, we may be unable to support our growth strategy. We cannot readily predict the timing, size and success of our acquisition efforts and therefore the capital that we will need for these efforts. Using cash for acquisitions limits our financial flexibility and makes us more likely to seek additional capital through future debt or equity financings. Our existing debt agreements contain significant restrictions on our operational and financial flexibility, including our ability to incur additional debt if certain operating ratios are not satisfied, and if we seek more debt we may have to agree to additional covenants that limit our operational and financial flexibility. When we seek additional debt or equity financings, we cannot be certain that additional debt or equity will be available to us at all or on terms acceptable to us. Our credit facility requires that we obtain the consent of the lenders for acquisitions exceeding a certain level of cash consideration.

OUR OPERATING RESULTS MAY VARY SIGNIFICANTLY FROM QUARTER TO QUARTER.

     During the winter months, demand for our services may be lower due to inclement weather. Additionally, our quarterly results may also be materially affected by:

     o variations in the margins of projects performed during any particular quarter;

     o   regional or general economic conditions;

     o   the budgetary spending patterns of customers;

     o   the timing and volume of work under new agreements;

     o   the termination of existing agreements;

     o costs that we incur to support growth internally or through acquisitions or otherwise;

     o losses experienced in our operations not otherwise covered by insurance;

     o   the change in mix of our customers, contracts and business;

     o   the timing of acquisitions;

     o   the timing and magnitude of acquisition assimilation costs; and

     o   increases in construction and design costs.

     Accordingly, our operating results in any particular quarter may not be indicative of the results that you can expect for any other quarter or for the entire year.

OUR DEPENDENCE UPON FIXED PRICE CONTRACTS COULD ADVERSELY AFFECT OUR BUSINESS.

     We currently generate, and expect to continue to generate, a significant portion of our revenues under fixed price contracts. We must estimate the costs of completing a particular project to bid for such fixed price contracts. The cost of labor and materials, however, may vary from the costs we originally estimated. These variations, along with other risks inherent in performing fixed price contracts, may cause actual revenue and gross profits for a project to differ from those we originally estimated and could result in reduced profitability or losses on projects. Depending upon the size of a particular project, variations from the estimated contract costs can have a significant impact on our operating results for any fiscal quarter or year.

MANY OF OUR CONTRACTS MAY BE CANCELED ON SHORT NOTICE AND WE MAY BE UNSUCCESSFUL IN REPLACING OUR CONTRACTS AS THEY ARE COMPLETED OR EXPIRE.

     Any of the following contingencies may have a material adverse effect on our revenue, net income and liquidity:

     o   our customers cancel a significant number of contracts;

     o we fail to win a significant number of our existing contracts upon re-bid; or

     o we complete the required work under a significant number of non-recurring projects and cannot replace them with similar projects.

     Many of our customers may cancel their contracts on short notice, typically 30 to 90 days, even if we are not in default under the contract. Certain of our customers assign work to us on a project-by-project basis under master service agreements. Under these agreements, our customers often have no obligation to assign work to us. Our operations could be materially and adversely affected if the volume of work we anticipate receiving from these customers is not assigned to us. Many of our contracts, including our master service agreements, are opened to public bid at the expiration of their terms. We cannot assure you that we will be the successful bidder on our existing contracts that come up for bid.

OUR BUSINESS GROWTH COULD OUTPACE THE CAPABILITY OF OUR CORPORATE MANAGEMENT INFRASTRUCTURE.

     We cannot be certain that our systems, procedures and controls will be adequate to support our operations as they expand. Future growth will also impose significant additional responsibilities on members of our senior management, including the need to recruit and integrate new senior level managers and executives. We cannot be certain that we can recruit and retain such additional managers and executives. To the extent that we are unable to manage our growth effectively, or are unable to attract and retain additional qualified management, our financial condition and results of operations could be materially and adversely affected.

THE DEPARTURE OF KEY PERSONNEL COULD DISRUPT OUR BUSINESS.

     We depend on the continued efforts of our executive officers and on senior management of the businesses that we acquire. Although we intend to enter into an employment agreement with each of our executive officers and certain other key employees, we cannot be certain that any individual will continue in such capacity for a particular period of time. The loss of key personnel, or the inability to hire and retain qualified employees, could adversely affect our business, financial condition and results of operations. We do not carry key-person life insurance on any of our employees.

OUR BUSINESS IS LABOR INTENSIVE AND WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES.

     Our ability to increase our productivity and profitability will be limited by our ability to employ, train and retain skilled personnel necessary to meet our operating requirements. We, like many of our competitors, are currently experiencing shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel. Labor shortages as well as increased labor costs may have a material adverse affect on our ability to implement our growth strategy and our operations.

OUR UNIONIZED WORKFORCE COULD ADVERSELY AFFECT OUR OPERATIONS AND ACQUISITION STRATEGY.

     A significant percentage of our employees are covered by collective bargaining agreements. Although the majority of these agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur in the future. Strikes or work stoppages would adversely impact our relationship with our customers and could materially and adversely affect our business, financial condition and results of operations. In addition, our selective acquisition strategy could be adversely affected because of our union status for a variety of reasons. For instance, our union agreements may be incompatible with the union agreements of a business we want to acquire and some businesses may not want to become affiliated with a unionized company.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

     Our industry includes numerous small, owner-operated private companies, a few public companies and several large regional companies. In addition, there are few barriers to entry into our industry. As a result, any organization that has adequate financial resources and access to technical expertise may become one of our competitors. Competition in the industry depends on a number of factors, including price. Certain of our competitors may have lower overhead cost structures than we do and may therefore be able to provide their services at lower rates than we can provide the same services. In addition, some of our competitors are larger and have greater resources than us. We cannot be certain that our competitors will not develop the expertise, experience and resources to provide services that are superior in both price and quality to our services. Similarly, we cannot be certain that we will be able to maintain or enhance our competitive position within our industry. We may also face competition from the in-house service organizations of our existing or prospective customers. Telecommunications, cable television and electric power service providers usually employ personnel who perform some of the same types of services we do. We cannot be certain that our existing or prospective customers will continue to outsource services in the future.

OUR RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED AS A RESULT OF GOODWILL AMORTIZATION.

     When we acquire a business using purchase accounting, we record an asset called "goodwill" equal to the excess amount we pay for the business, including liabilities assumed, over the fair value of the tangible assets of the business we acquire. Pursuant to generally accepted accounting principles, we amortize this goodwill over its estimated useful life. We amortize goodwill over 40 years following the acquisition, which directly impacts our earnings in those years. Furthermore, we continually evaluate whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision or that the remaining balance may not be recoverable. Should we be required to accelerate the amortization of goodwill or write it off completely because of impairments or changes in accepted accounting principles, our results from operations may be materially and adversely affected.

WE COULD HAVE POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES.

     Our operations are subject to various environmental laws and regulations, including those dealing with the handling and disposal of waste products, [polychlorinated biphenyls,] fuel storage and air quality. As a result of past and future operations at our facilities, we may incur environmental remediation costs and other cleanup expenses. In addition, we cannot be certain that we will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business.

CERTAIN PROVISIONS OF OUR CORPORATE GOVERNING DOCUMENTS COULD MAKE AN ACQUISITION OF OUR COMPANY MORE DIFFICULT.

     Certain provisions in our certificate of incorporation and bylaws, our stockholders rights plan and Delaware law could discourage potential acquisition proposals, delay or prevent a change in control of Quanta or limit the price that investors may be willing to pay in the future for shares of our common stock. Our certificate of incorporation permits our board of directors to issue "blank check" preferred stock and to adopt amendments to our bylaws. Our bylaws restrict the right of stockholders to nominate directors and to submit proposals to be considered at stockholder meetings. Also, our certificate of incorporation and bylaws restrict the right of stockholders to call a special meeting of stockholders and to act by written consent. We are also subject to provisions of Delaware law which may prohibit us from engaging in any of a broad range of business transactions with an "interested stockholder" for a period of three years following the date such stockholder became classified as an interested stockholder. In addition, in March 2000 we adopted a stockholders rights plan that could cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors.

FUTURE SALES OF OUR COMMON STOCK MAY ADVERSELY AFFECT OUR STOCK PRICE.

     We have issued a significant amount of shares of our common stock as consideration for our acquisitions. Typically we obtain lock-up agreements from the stockholders of companies we acquire that restrict them from selling Quanta shares received by them in such transactions for at least one year. A significant amount of our outstanding common stock will become available for resale as these lock-up agreements expire. Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, including repayment of borrowings, working capital, capital expenditures and acquisitions.

                            HOLDING COMPANY STRUCTURE

     Quanta Services, Inc. is a holding company and our assets consist primarily of investments in our subsidiaries. Quanta's rights and the rights of our creditors, including holders of our debt securities, to participate in the distribution of assets of any person in which Quanta owns an equity interest will be subject to prior claims of the subsidiary's creditors upon the subsidiary's liquidation or reorganization. Although Quanta may itself be a creditor with recognized claims against such a subsidiary, claims of Quanta would still be subject to the prior claims of any secured creditor of such a subsidiary and of any holder of indebtedness of such a subsidiary that is senior to that held by Quanta. Accordingly, the holder of our debt securities may be deemed to be effectively subordinated to those claims.

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
           EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

     The following table contains our consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred dividends for the periods indicated.

                                                             YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------------
                                                                                                  THREE MONTHS ENDED
                                                 1995     1996      1997       1998       1999      MARCH 31, 2000
                                                 ----     ----      ----       ----       ----      --------------
                                                                         (unaudited)
Ratio of earnings to fixed charges.........       2.7      4.2       3.4        6.1        6.4           7.4
Ratio of earnings to combined fixed
charges and preferred dividends............       2.7      4.2       3.4        6.1        6.2           6.9

     For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges plus dividends:

     (1) earnings consist of income before provision for income taxes plus fixed charges (excluding capitalized interest) and

     (2) "fixed charges" consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be either our senior debt securities ("Senior Debt Securities") or our subordinated debt securities ("Subordinated Debt Securities"). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between Quanta and Chase Bank of Texas, National Association (the "Trustee"). Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures." The terms of the Debt Securities include those stated in the Indentures and those made part of the Indentures by reference to the Trust indenture Act of 1939, as amended. For purposes of this Description of Debt Securities, references to "we," "us," "our," "Company" or "Quanta" include only Quanta Services, Inc. and not its subsidiaries.

     The Debt Securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a prospectus supplement will be described in the prospectus supplement.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the Indenture for provisions that may be important to you. In the summary below we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indenture, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

GENERAL

     The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

     The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock as described under "-- Conversion of Debt Securities."

     The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe, among other things, the following terms of such Debt Securities:

                    (1) the title of the Debt Securities;

                    (2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

                    (3) any limit on the aggregate principal amount of the Debt
               Securities;

                    (4) the dates on which the principal of the Debt Securities will be payable;

                    (5) the interest rate which the Debt Securities will bear
               and the interest payment dates for the Debt Securities;

                    (6) the places where payments on the Debt Securities will be payable;

                    (7) any terms upon which the Debt Securities may be
               redeemed, in whole or in part, at our option;

                    (8) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

                    (9) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

                    (10) whether the Debt Securities are defeasible;

                    (11) any addition to or change in the Events of Default;

                    (12) whether the Debt Securities are convertible into our
               common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate ("the Conversion Price") and any adjustments thereto in addition to or different from those described in this prospectus, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus;

                    (13) any addition to or change in the covenants in the
               Indenture applicable to any of the Debt Securities; and

                    (14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture. (Section 301)

     Debt Securities, including Original Issue Discount Securities, may be sold at a substantial discount below their principal amount. Federal income tax considerations, including special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount, may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

     o the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

     o the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

     o the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

     The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

     The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the Subordinated Debt Securities as described under "-- Defeasance and Covenant Defeasance."

CONVERSION OF DEBT SECURITIES

     The Indentures may provide for a right of conversion of Debt Securities into our common stock (or cash in lieu thereof). (Sections 301 and 1701). The following provisions will apply to Debt Securities that are convertible Debt Securities unless otherwise provided in the prospectus supplement for such Debt Securities.

     The Holder of any convertible Debt Securities will have the right exercisable at any time prior to the close of business on the second Business Day prior to their Stated Maturity, unless previously redeemed or otherwise purchased by us, to convert such Debt Securities into shares of common stock at the Conversion Price set forth in the prospectus supplement, subject to adjustment. (Section 1702). The Holder of convertible Debt Securities may convert any portion thereof which is $1,000 in principal amount or any multiple thereof. (Section 1702).

     In certain events, the Conversion Price will be subject to adjustment as set forth in the Indenture. Such events include:

         (a) any payment of a dividend (or other distribution) payable in common stock on any class of our Capital Stock;

         (b) any subdivision, combination or reclassification of common stock;

         (c) any issuance to all holders of common stock of rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price (as determined in accordance with the Indenture) of common stock; provided, however, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholders' rights plans, then the Conversion Price will not be adjusted until such triggering events occur, and provided further that if any such rights, options or warrants expire unexercised, the Conversion Price will be readjusted to take into account only the number of such rights, options or warrants actually exercised;

         (d) any distribution to all holders of common stock of evidences of indebtedness, shares of our Capital Stock other than common stock, cash or other assets (including securities, but excluding those dividends and distributions referred to above for which an adjustment must be made and excluding regular dividends and distributions paid exclusively in cash);

         (e) any distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in (d) above, or cash distributed upon a merger or consolidation to which the third succeeding paragraph applies) to all holders of common stock in an aggregate amount that, combined together with (1) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by us or any of our Subsidiaries for common stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of our company's market capitalization (defined as being the product of the then current market price of the common stock times the aggregate number of shares of common stock, Limited Vote Common Stock and Series A preferred stock, on an as converted basis, then outstanding) on the record date of such distribution; and

         (f) the completion of a tender or exchange offer made by us or any of our Subsidiaries for common stock that involves an aggregate consideration that, together with (1) any cash and the fair market value of other consideration payable in a tender or exchange offer by us or any of our Subsidiaries for common stock expiring within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (e) above to all holders of common stock within the 12 months preceding the expiration of such tender or exchange offer in respect of which no adjustments have been made, exceeds 15% of our market capitalization on the expiration of such tender offer.

No adjustment of the Conversion Price will be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Price as last adjusted. We reserve the right to make such reductions in the Conversion Price in addition to those required in the preceding provisions as we consider to be advisable in order that any event treated for federal income tax purposes as a dividend of a stock or stock rights will not be taxable to the recipients. Should we elect to make such a reduction in the Conversion Price, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price. (Section 1704).

     If we distribute rights, options or warrants (other than those referred to in (c) in the preceding paragraph) pro rata to holders of common stock, so long as any such rights, options or warrants have not expired or been redeemed by us, the Holder of any convertible Debt Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of common stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows:

         (1) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of common stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants; and

         (2) if such conversion occurs after such Distribution Date, the number of rights or warrants to which a holder of the number of shares of common stock into which such Debt Security was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

The Conversion Price will not be subject to adjustment on account of any declaration, distribution or exercise of such rights or warrants. (Section
1704).

     Fractional shares of common stock will not be issued upon conversion, but, instead, we will pay a cash adjustment based on the then current market price for the common stock. (Section 1703) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the Holder is to receive. (Sections 1704 and 1702).

     In the case of any reclassification of the Conversion Shares, consolidation or merger of our company with or into another Person or any merger of another Person with or into us (with certain exceptions), or in case of any transfer or other disposition of all or substantially all of our assets, each convertible Debt Security then outstanding will, without the consent of any Holder, become convertible only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, transfer or lease by a holder of the number of shares of common stock into which such Debt Security was convertible immediately prior thereto, after giving effect to any adjustment event, who failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares. (Section 1705).

FORM, EXCHANGE AND TRANSFER

     The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

     At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

     Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 1002).

     If the Debt Securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.
(Section 305)

GLOBAL SECURITIES

     Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities which will have an aggregate principal amount equal to that of the Debt Securities represented thereby. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

     Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

         (1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture and a successor Depositary has not been obtained;

         (2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Security Registrar has received a written request from the Depositary to issue certificated Debt Securities; or

         (3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct. (Sections 205 and 305)

     As long as the Depositary, or its nominee, is the registered Holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange therefor and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in definitive form. These laws may impair the ability to transfer beneficial interests in, or pledge, a Global Security.

     Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or our agents will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment thereof.
(Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a "successor Person"), and may not permit any Person to consolidate with or merge into us, unless:

         (1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

         (2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

         (3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

     Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

         (1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

         (2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

         (3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

         (4) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

         (5) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets"; and

         (6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or any group of Subsidiaries that together would constitute a Significant Subsidiary. (Section 501)

     If an Event of Default (other than an Event of Default described in clause
(6) above) with respect to the Debt Securities of any series at the time Outstanding shall occur and be continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security or the principal amount of which is not then determinable, such portion of the principal amount of such Debt Security, or such other amount in lieu of such principal amount, as may be specified in the terms of such Debt Security) to be due and payable immediately. If an Event of Default described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver" below.

     Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default shall occur and be continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to such Trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

         (1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

         (2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

         (3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section
     507)

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security. (Section
508)

     We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

     Modifications and amendments of an Indenture may be made by us and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

               (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

               (2) reduce the principal amount of, or any premium or interest on, any Debt Security;

               (3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

               (4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

               (5) impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any Debt Security;

               (6) in the case of Subordinated Debt Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Debt Securities;

               (7) in the case of convertible Debt Securities, modify the conversion provisions in a manner adverse to the Holders of the convertible Debt Securities;

               (8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

               (9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

               (10) modify such provisions with respect to modification and waiver; or

               (11) following the making of an offer to purchase Debt Securities made pursuant to a covenant contained in the Indenture, modify the provisions of the Indenture with respect to such offer to purchase in a manner adverse to the Holders of such Debt Securities. (Section 902)

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company;

               (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company;

               (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Debt Securities;

               (4) to add to or change any of the provisions of the Indenture to permit or facilitate the issuance of Debt Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Debt Securities in uncertificated form;

               (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Debt Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor
     (ii) modify the rights of the Holder of any such Debt Security with respect to such provision or (B) shall become effective only when there is no such Debt Security outstanding;

               (6) to secure the Debt Securities;

               (7) to establish the form or terms of Debt Securities of any series as permitted by the Indenture;

               (8) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture to provide for or facilitate the administration of the trusts by more than one Trustee;

               (9) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action pursuant to this Clause (9) shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect; or

               (10) to provide for the continuation of conversion rights in the case of certain mergers, consolidations or asset sales pursuant to Section 1705 of the Indenture. (Section 901)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture.(Section 1009) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513)

     The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

         (1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date;

         (2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and

         (3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause).

Certain Debt Securities, including those for whose payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be Outstanding. (Section 101)

     Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

DEFEASANCE AND COVENANT DEFEASANCE

     If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series. (Section 1501)

     Defeasance and Discharge. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such Debt Securities (except for certain obligations to exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities or Redemption Date in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

         (1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur;

         (2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing;

         (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we or any Restricted Subsidiary is a party or by which we or any Restricted Subsidiary is bound;

         (4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any of our Senior Debt shall have occurred and be continuing and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing, permitting after notice or the lapse of time, or both, the acceleration thereof; and

         (5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504)

     Defeasance of Certain Covenants. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (4) (with respect to such restrictive covenants) under "Events of Default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities or Redemption Date in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities or Redemption Debt but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments. (Sections 1503 and 1504)

NOTICES

     Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106)

TITLE

     We, the Trustees and any agent of us or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

GOVERNING LAW

     The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.00001 per share, 3,345,333 shares of Limited Vote Common Stock, par value $.00001 per share, and 10,000,000 shares of preferred stock, par value $.00001 per share.

COMMON STOCK AND LIMITED VOTE COMMON STOCK

     The holders of common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. Such holders are not entitled to vote cumulatively for the election of directors. Holders of a majority of the shares of common stock entitled to vote in any election of directors may elect six members of our board of directors. Shares of common stock are not subject to any redemption provisions and are not convertible into any of our other securities. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

     Holders of Limited Vote Common Stock, voting together as a single class, are entitled to elect one director. Holders of Limited Vote Common Stock are not entitled to vote on the election of any other directors. Only the holders of the Limited Vote Common Stock may remove the director such holders are entitled to elect. Holders of Limited Vote Common Stock are entitled to one-tenth of one vote for each share held on all other matters on which they are entitled to vote.

     Subject to the rights of any then outstanding shares of preferred stock, holders of common stock and Limited Vote Common Stock are together entitled to participate pro rata in such dividends as may be declared in the discretion of our board of directors out of funds legally available therefor. Holders of common stock and Limited Vote Common Stock together are entitled to share ratably in the net assets of Quanta upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. Holders of common stock and holders of Limited Vote Common Stock have no preemptive rights to purchase shares of stock of Quanta. Shares of common stock are not subject to any redemption provisions and are not convertible into any other securities of Quanta. Shares of Limited Vote Common Stock are not subject to any redemption provisions and are convertible into common stock as described below.

     Each share of Limited Vote Common Stock will automatically convert to common stock on a share-for-share basis in the event of a permitted disposition of such share of Limited Vote Common Stock by the holder thereof (other than a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder or to another holder of Limited Vote Common Stock or a related party thereto (whether a party is a "related party" shall be determined in accordance with Sections 267, 707, 318 and/or 4946 of the Internal Revenue Code)). The holders of Limited Vote Common Stock have no rights to convert Limited Vote Common Stock into common stock and the only conversion feature of the Limited Vote Common Stock is the automatic conversion upon a permitted disposition.

     Our common stock is listed on the NYSE.

PREFERRED STOCK

     Series A Convertible Preferred Stock

         In September 1999, Quanta entered into a Securities Purchase Agreement with UtiliCorp United and issued 1,860,000 shares of Series A convertible preferred stock for an initial investment of $186,000,000 before transaction costs. The holders of the Series A convertible preferred stock are entitled to receive dividends in cash at a rate of 0.5% per annum on an amount equal to $100.00 per share, plus all unpaid dividends accrued. In addition to the preferred dividend, the holders are entitled to participate in any cash or non-cash dividends or distributions declared and paid on the shares of common stock, as if each share of Series A convertible preferred stock had been converted at the then applicable conversion price into shares of common stock immediately prior to the record date for payment of such dividends or distributions. At any time after the sixth anniversary of the issuance of the Series A convertible preferred stock, if the closing price per share of our common stock is greater than $20.00, Quanta may terminate the preferred dividend. If, however, the closing price per share of our common stock is equal to or less than $20.00, then the preferred dividend may, at the option of UtiliCorp United, be adjusted to the then "market coupon rate," which shall equal our after-tax cost of obtaining financing, excluding common stock, to replace UtiliCorp United's investment in Quanta.

         UtiliCorp United, as the holder of the Series A convertible preferred stock, is entitled to that number of votes equal to the number of shares of common stock into which the outstanding shares of Series A convertible preferred stock are then convertible. Subject to certain limitations, UtiliCorp United is entitled to elect three of the total number of directors of Quanta. All or any portion of the outstanding shares of Series A convertible preferred stock may, at the option of UtiliCorp United, be converted at any time into fully paid and nonassessable shares of common stock. The conversion price is currently $20.00 and may be adjusted under certain circumstances.

         Our stockholders approved a proposal at our annual meeting on May 24, 2000 that allows UtiliCorp United to exchange up to 7,924,806 shares of common stock for up to 1,584,961 additional shares of Series A convertible preferred stock, at a rate of five shares of common stock for one share of Series A convertible preferred stock. When consummated, the exchange will also reduce the stated amount per share of Series A convertible preferred stock on which dividends are paid to $53.99 per share. It is contemplated that the exchange will be consummated during July 2000. The exchange will not adversely affect our other holders of common stock or Limited Vote Common Stock. The additional shares of Series A preferred stock to be issued to UtiliCorp United in the exchange will not give UtiliCorp United any greater voting power than it presently has as a holder of the common stock to be exchanged, and will not give UtiliCorp United any additional veto power. In addition, the Series A preferred stock has no liquidation preference, and the certificate of designation will be amended so that the aggregate dividend payable to UtiliCorp United on the Series A convertible preferred stock is, as a result of the change in the stated amount per share, unaffected by the occurrence of the exchange.

     Authorized but Unissued Preferred Stock

         We will specify in the prospectus supplement any terms of any series of preferred stock offered, including:

         o the series, the number of shares offered and the liquidation value of the preferred stock;

         o     the price at which the preferred stock will be issued;

         o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

         o     the liquidation preference of the preferred stock;

         o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

         o whether the preferred stock is convertible into or exchangeable for any other securities, and the terms of any such conversion or exchange; and

         o any additional rights, preferences, qualifications, limitations or restrictions of the preferred stock.

         The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

         Additional preferred stock may be issued from time to time by our board of directors in one or more series. Subject to the provisions of the certificate of incorporation and limitations prescribed by law, our board of directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional, exchange or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock, in each case without any further action or vote by the holders of common stock.

         In addition, the issuance of additional shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For example, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction; or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-market price of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or the rules of any market on which our securities are traded.

UTILICORP UNITED'S PRE-EMPTIVE RIGHTS

         In September 1999, we entered into an Investor's Rights Agreement with UtiliCorp United, pursuant to which UtiliCorp United received a pre-emptive right to participate in certain issuances of our securities to an extent that would allow UtiliCorp United to purchase that number of shares that would maintain the same equity interest as was represented by the initial issuance of 1,860,000 shares of Series A convertible preferred stock. UtiliCorp United's purchase price for each share of our common stock purchased pursuant to this right is equal to the closing price per share of our common stock on the date of issuance or sale of the securities. UtiliCorp United will have 10 business days after the end of any fiscal quarter in which we issue new securities to exercise its pre-emptive right with respect to that issuance. UtiliCorp United's pre-emptive right will terminate on the first to occur of (a) the expiration of the 10-day exercise period after a fiscal quarter in which UtiliCorp United fails to exercise its pre-emptive right in full, or (b) UtiliCorp United's transfer, sale, assignment, donation, pledge or other encumbrance of any of its shares of our Series A convertible preferred stock.

STOCKHOLDER RIGHTS PLAN

     In March 2000, our board of directors adopted a stockholder rights plan designed to protect long-term value for our stockholders in the event of any future unsolicited acquisition attempt. In connection with the plan, our board of directors declared a dividend of one preferred share purchase right (a "Right") for each share of our common stock and Series A convertible preferred stock (on an as-converted basis) outstanding on March 27, 2000. Each Right entitles the registered holder to purchase from Quanta one one-thousandth of a share of our Series B Junior Participating Preferred Stock, par value $.00001 per share, at a price of $153.33 per one one-thousandth of a share of Series B preferred stock. The Rights will expire on March 8, 2010, unless we advance or extend the expiration date or unless we redeem or exchange the Rights earlier.

     The Rights are not exercisable until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock. Except in certain situations, a person or group of affiliated or associated persons becomes an "Acquiring Person" upon acquiring beneficial ownership of 15% or more of the outstanding shares of our common stock. UtiliCorp United will not be deemed to be an Acquiring Person unless and until (i) UtiliCorp United, or any UtiliCorp United affiliate or associate, acquires, or announces its intention to acquire, more than 49.9% of the total number of shares of outstanding common stock (on an as converted basis), assuming full conversion of all securities convertible into common stock, or (ii) there is a change in control of UtiliCorp United and UtiliCorp United then beneficially owns or tenders for 15% or more of our common stock.

     Shares of Series B preferred stock purchasable upon exercise of the Rights will not be redeemable. Subject to the rights of senior securities, each share of Series B preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1000 times the dividend declared per share of common stock. In the event of our liquidation, dissolution or winding up, the holders of the Series B preferred stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 1000 times the payment made per share of common stock, subject to the rights of senior securities. Each share of Series B preferred stock will have 1000 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of common stock are converted or exchanged, each share of Series B preferred stock will be entitled to receive 1000 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock having a market value of two times the exercise price of the Right.

         In the event that, after a person or group has become an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom we have engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of beneficial ownership of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the Rights (other than Rights owned by such Acquiring Person, which will have become void), in whole or in part, for shares of common stock or Series B Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of common stock, or a fractional share of Series B Preferred Stock (or other preferred stock) equivalent in value thereto, per Right.

         At any time prior to the time an Acquiring Person becomes such, our board of directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price") payable, at our option, in cash, shares of common stock or such other form of consideration as our board of directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, we may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

STATUTORY BUSINESS COMBINATION PROVISION

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents a Delaware corporation from engaging in a "business combination" (as defined) with an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock or affiliate or associate) for three years following the time such stockholder became an interested stockholder unless (1) before such person became an interested stockholder, our board of directors of the corporation approved the business combination or the transaction in which the interested stockholder became an interested stockholder, (2) upon consummation of the transaction which resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer) or (3) at or subsequent to the time such person became an interested stockholder, the business combination was approved by our board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

LIMITATION ON DIRECTORS' LIABILITY

     Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by Delaware law, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us or our stockholders to the fullest extent permitted by Delaware law. Specifically, our directors will not be personally liable to us or our stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability for breach of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or for any transaction in which a director has derived an improper personal benefit.

     Our certificate of incorporation provides that each of our officers and directors will be indemnified and held harmless, to the fullest extent permitted by Delaware law (as amended from time to time), against all expenses, liabilities and losses reasonably suffered in connection with any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of us or, while being at the time a director or officer of us, is or was serving at our request as a director, trustee, officer, employee or agent of another entity. We are not, however, permitted to indemnify any person in connection with a proceeding initiated by that person unless such proceeding was authorized by our board of directors. Our bylaws also provide for mandatory advancement of expenses of officers and directors incurred in defending any covered proceeding in advance of its final disposition. We also carry directors' and officers' liability insurance.

     The inclusion of these provisions in our certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and certain other persons with respect to certain matters.

OTHER MATTERS

     Our certificate of incorporation provides that directors may be removed only for cause, and then only by the affirmative vote of the holders of at least a majority of the outstanding voting stock entitled to vote with respect to the election of such director. This provision, in conjunction with the provision of our bylaws authorizing our board of directors to fill vacant directorships, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

     Our certificate of incorporation provides that stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our certificate of incorporation provides that special meetings of the stockholders can be called only by the Chairman of the Board pursuant to a resolution approved by a majority of the whole board of directors.

STOCKHOLDER PROPOSALS

     Our bylaws contain provisions (1) requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and (2) establishing certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions provide that written notice must be given to our Secretary by a stockholder (a) in the event of business to be brought by a stockholder before, (1) an annual meeting, not less than 90 nor more than 180 days prior to the earlier of the date of the meeting or the anniversary date of the immediately preceding annual meeting of stockholders and
(2) a special meeting, not less than 40 nor more than 60 days prior to the date of such meeting of stockholders (with certain exceptions if less than 50 days notice or prior public disclosure of the date of the special meeting is given to stockholders) and (b) in the event of nominations of persons for election to our board of directors by any stockholder, (1) with respect to an election to be held at the annual meeting of stockholders, not less than 90 nor more than 180 days prior to the earlier of the date of the meeting or the anniversary date of the immediately preceding annual meeting of stockholders and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed to stockholders or public disclosure of the date of the special meeting was made, whichever first occurs. Such notice must set forth specific information regarding such stockholder and such business or director nominee, as described in our bylaws. The foregoing summary is qualified in its entirety by reference to our bylaws.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

                                DEPOSITARY SHARES

GENERAL

     We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

     We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

     If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

     If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

VOTING THE PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

     The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (i) all outstanding depositary shares have been redeemed or (ii) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF BANK DEPOSITARY

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

     Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

     The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

     Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF BANK DEPOSITARY

     The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                             DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

     You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

         (1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

         (2) the date on which the right to exercise the warrants shall commence and the date on which such right shall expire (the "Expiration Date");

         (3) United States Federal income tax consequences applicable to the warrants;

         (4) the amount of the warrants outstanding as of the most recent practicable date; and

         (5) any other terms of the warrants.

     Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to such warrant. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

     Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

                              PLAN OF DISTRIBUTION

     We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

     o   the terms of the offering;

     o   the names of any underwriters, dealers or agents;

     o   the name or names of any managing underwriter or underwriters;

     o   the purchase price of the securities from us;

     o   the net proceeds to us from the sale of the securities;

     o   any delayed delivery arrangements;

     o any underwriting discounts, commissions and other items constituting underwriters' compensation;

     o   any initial public offering price;

     o   any discounts or concessions allowed or reallowed or paid to dealers;
         and

     o   any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

DIRECT SALES AND SALES THROUGH AGENTS

     We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

     We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

DELAYED DELIVERY CONTRACTS

     If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

     We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

                                  LEGAL MATTERS

     Our legal counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P., San Antonio, Texas, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     EXPERTS

     The annual financial statements incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accounts, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by Quanta Services, Inc. (sometimes referred to as the "Company" in this Part II of the Registration Statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

                  Registration fee....................................................   $132,000
                  Fees and expenses of accountants....................................     35,000
                  Fees and expenses of legal counsel..................................     35,000
                  Fees and expenses of Trustee and counsel............................     20,000
                  Printing and engraving expenses.....................................     20,000
                  Blue Sky fees and expenses (including counsel)......................      5,000
                  Miscellaneous.......................................................     53,000
                                                                                          -------

                           Total......................................................   $300,000
                                                                                         ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section
145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

     Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided for in Section 174 of the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

     The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person has met the standards of conduct that make it permissible under the laws of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Company. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii)satisfactory evidence as to the amount of such expenses.

INSURANCE

     The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

     EXHIBIT NO.                        EXHIBITS
     -----------                        --------

           *1.1--   Form of Underwriting Agreement (Debt Securities).

           *1.2--   Form of Underwriting Agreement (Common Stock).

           *1.3--   Form of Underwriting Agreement (Preferred Stock).

            3.1-- Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-42957).

            3.2-- Amended and Restated Bylaws (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-42957).

            3.3-- Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-81419).

            3.4-- Certificate of Designation for the Company's Series A Preferred Stock (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-90961).

            3.5-- Certificate of Designation for the Company's Series B Preferred Stock (incorporated herein by reference to the Company's annual report filed on form 10-K for the year ended December 31, 1999)

            3.6-- Certificate of Correction to Certificate of Designation for the Company's Series A Preferred Stock (incorporated herein by reference to the Company's annual report filed on form 10-K for the year ended December 31, 1999)

          **3.7-- Certificate of Amendment to Certificate of Designation for the Company's Series A Preferred Stock

            4.1-- Form of Common Stock Certificates (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-42957).

          **4.2--   Form of Senior Indenture.

          **4.3--   Form of Subordinated Indenture.

        EXHIBIT NO.                     EXHIBITS
        -----------                     --------

         ***4.4--   Form of Warrant Agreement.

         ***4.5--   Form of Securities.

         ***4.6--   Form of Depositary Agreement.

         ***4.7--   Form of Depositary Receipt.

          **5.1--   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

           10.1-- Form of Employment Agreement (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-42957).

           10.2-- 1997 Stock Option Plan (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-42957).

           10.3-- Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 among the Company as Borrower and the financial institutions parties thereto, as Lenders (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-81419).

           10.4-- Securities Purchase Agreement among Quanta Services, Inc. and Enron Capital & Trade Resources Corp. ("Enron Capital") and Joint Energy Development Investments II Limited Partnership ("JEDI") dated as of September 29, 1998 (incorporated herein by reference to the Company's post effective amendment no. 1 to the Company's registration statement on Form S-4, No. 333-47083).

           10.5-- Registration Rights Agreement dated as of September 29, 1998 by and among the Company, JEDI and Enron Capital (incorporated herein by reference to the Company's post effective amendment no. 1 to the Company's registration statement on Form S-4, No. 333-47083).

           10.6-- Securities Purchase Agreement between the Company and UtiliCorp United Inc. dated as of September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.7-- Investor's Rights Agreement by and between the Company and UtiliCorp United Inc. dated September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.8-- Management Services Agreement by and between the Company and UtiliCorp United Inc. (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.9-- Letter Agreement by and between the Company and UtiliCorp United Inc. dated September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.10-- Strategic Alliance Agreement by and between the Company and UtiliCorp United Inc. dated as of September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.11-- Form of Stockholders Voting Agreement (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.12-- First Amendment to Third Amended and Restated Secured Credit Agreement (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

       EXHIBIT NO.                        EXHIBITS
       -----------                        --------

           10.13-- Letter Agreement by and among ECT Merchant Investments Corp., Joint Energy Development Investments II Limited Partnership, UtiliCorp United Inc. and the Company dated September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.14-- First Amendment to Securities Purchase Agreement and Registration Rights Agreement (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.15-- Note Purchase Agreement dated as of March 1, 2000, between the Company and the Purchasers named therein (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

           10.16-- Intercreditor Agreement dated March 23, 2000 related to the March 1, 2000 Note Purchase Agreement (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

           10.17-- Rights Agreement dated March 8, 2000 between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated herein by reference to the Company's registration statement on Form 8-A).

           10.18-- Second Amendment to Third Amended and Restated Credit Agreement (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31,
                    1999).

         **12.1-- Calculation of Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Dividends.

         **23.1--   Consent of Arthur Andersen LLP.

         **23.2-- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (contained in Exhibit 5.1)

         **24.1-- Powers of Attorney (included on the signature pages of this Registration Statement).

         **25.1-- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture.

         **25.2-- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture.

----------
     * The Company will file any underwriting agreement relating to any securities that it may enter into as an exhibit to a Current Report on Form 8-K.

    **   Filed herewith.

   *** The Company will file any form of Debt Securities, depositary agreement, warrant agreement or warrants and any depositary receipt, preferred stock certificate or certificate of designations not previously so filed as an exhibit to a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS.

     (a) Each undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Each registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of June, 2000.

                                       QUANTA SERVICES, INC.


                                       By /s/  John R. Colson
                                         ---------------------------------------
                                               John R. Colson
                                               Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Haddox and Brad Eastman, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 20, 2000.

                         SIGNATURE                                                    TITLE
                         ---------                                                    -----

         /s/  John R. Colson                                 Chief Executive Officer and Director
------------------------------------------------------                (Principal Executive Officer)
              John R. Colson

         /s/  James H. Haddox                                Chief Financial Officer
------------------------------------------------------                (Principal Financial Officer)
              James H. Haddox

         /s/  Derrick A. Jensen                              Vice President and Controller
------------------------------------------------------                (Principal Accounting Officer)
              Derrick A. Jensen

         /s/  Vincent D. Foster                              Director
------------------------------------------------------
              Vincent D. Foster

         /s/  John R. Wilson                                 Director
------------------------------------------------------
              John R. Wilson

         /s/  John A. Martell                                Director
------------------------------------------------------
              John A. Martell

         /s/  Gary A. Tucci                                  Director
------------------------------------------------------
              Gary A. Tucci

         /s/  James R. Ball                                  Director
------------------------------------------------------
              James R. Ball

         /s/  Michael T. Willis                              Director
------------------------------------------------------
              Michael T. Willis

         /s/  Robert K. Green                                Director
------------------------------------------------------
              Robert K. Green

                               INDEX TO EXHIBITS


  EXHIBIT NO.                            EXHIBITS
  -----------                            --------
           *1.1--   Form of Underwriting Agreement (Debt Securities).

           *1.2--   Form of Underwriting Agreement (Common Stock).

           *1.3--   Form of Underwriting Agreement (Preferred Stock).

            3.1--   Amended and Restated Certificate of Incorporation
                    (incorporated herein by reference to the Company's registration statement on Form S-1, No. 333-42957).

            3.2-- Amended and Restated Bylaws (incorporated herein by reference to the Company's registration statement on Form
                    S-1, No. 333-42957).

            3.3--   Certificate of Amendment to the Amended and Restated
                    Certificate of Incorporation (incorporated herein by reference to the Company's registration statement on Form
                    S-3, No. 333-81419).

            3.4--   Certificate of Designation for the Company's Series A
                    Preferred Stock (incorporated herein by reference to the Company's registration statement on Form S-1, No.
                    333-90961).

            3.5--   Certificate of Designation for the Company's Series B
                    Preferred Stock (incorporated herein by reference to the Company's annual report filed on form 10-K for the year ended December 31, 1999).

            3.6-- Certificate of Correction to Certificate of Designation for the Company's Series A Preferred Stock (incorporated herein by reference to the Company's annual report filed on form
                    10-K for the year ended December 31, 1999).

          **3.7-- Certificate of Amendment to Certificate of Designation for the Company's Series A Preferred Stock.

            4.1-- Form of Common Stock Certificates (incorporated herein by reference to the Company's registration statement on Form
                    S-1, No. 333-42957).

          **4.2--   Form of Senior Indenture.

          **4.3--   Form of Subordinated Indenture.

         ***4.4--   Form of Warrant Agreement.

         ***4.5--   Form of Securities.

         ***4.6--   Form of Depositary Agreement.

         ***4.7--   Form of Depositary Receipt.

          **5.1--   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

           10.1-- Form of Employment Agreement (incorporated herein by reference to the Company's registration statement on Form
                    S-1, No. 333-42957).

           10.2-- 1997 Stock Option Plan (incorporated herein by reference to the Company's registration statement on Form S-1, No.
                    333-42957).

           10.3-- Third Amended and Restated Secured Credit Agreement dated as of June 14, 1999 among the Company as Borrower and the financial institutions parties thereto, as Lenders
                    (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-81419).

           10.4--   Securities Purchase Agreement among Quanta Services, Inc.
                    and Enron Capital & Trade Resources Corp. ("Enron Capital") and Joint Energy Development Investments II Limited
                    Partnership ("JEDI") dated as of September 29, 1998
                    (incorporated herein by reference to the Company's post effective amendment no. 1 to the Company's registration statement on Form S-4, No. 333-47083).

           10.5-- Registration Rights Agreement dated as of September 29, 1998 by and among the Company, JEDI and Enron Capital
                    (incorporated herein by reference to the Company's post effective amendment no. 1 to the Company's registration statement on Form S-4, No. 333-47083).

           10.6--   Securities Purchase Agreement between the Company and
                    UtiliCorp United Inc. dated as of September 21, 1999
                    (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.7-- Investor's Rights Agreement by and between the Company and UtiliCorp United Inc. dated September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.8-- Management Services Agreement by and between the Company and UtiliCorp United Inc. (incorporated herein by reference to the Company's registration statement on Form S-3, No.
                    333-90961).

           10.9--   Letter Agreement by and between the Company and UtiliCorp
                    United Inc. dated September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form
                    S-3, No. 333-90961).

           10.10-- Strategic Alliance Agreement by and between the Company and UtiliCorp United Inc. dated as of September 21, 1999
                    (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.11-- Form of Stockholders Voting Agreement (incorporated herein by reference to the Company's registration statement on Form
                    S-3, No. 333-90961).

           10.12--  First Amendment to Third Amended and Restated Secured Credit
                    Agreement (incorporated herein by reference to the Company's registration statement on Form S-3, No. 333-90961).

           10.13--  Letter Agreement by and among ECT Merchant Investments
                    Corp., Joint Energy Development Investments II Limited
                    Partnership, UtiliCorp United Inc. and the Company dated
                    September 21, 1999 (incorporated herein by reference to the Company's registration statement on Form S-3, No.
                    333-90961).

           10.14--  First Amendment to Securities Purchase Agreement and
                    Registration Rights Agreement (incorporated herein by reference to the Company's registration statement on Form
                    S-3, No. 333-90961).

           10.15-- Note Purchase Agreement dated as of March 1, 2000, between the Company and the Purchasers named therein (incorporated herein by reference to the Company's Annual Report on Form
                    10-K for the year ended December 31, 1999).

           10.16--  Intercreditor Agreement dated March 23, 2000 related to the
                    March 1, 2000 Note Purchase Agreement (incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999).

           10.17--  Rights Agreement dated March 8, 2000 between the Company and
                    American Stock Transfer & Trust Company, as Rights Agent
                    (incorporated herein by reference to the Company's registration statement on Form 8-A).

           10.18--  Second Amendment to Third Amended and Restated Credit
                    Agreement (incorporated herein by reference to the Company's
                    Annual Report on Form 10-K for the year ended December 31,
                    1999).

         **12.1--   Calculation of Ratios of Earnings to Fixed Charges and
                    Earnings to Combined Fixed Charges and Preferred Dividends.

         **23.1--   Consent of Arthur Andersen LLP.

         **23.2--   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    (contained in Exhibit 5.1)

         **24.1-- Powers of Attorney (included on the signature pages of this Registration Statement).

         **25.1-- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture.

         **25.2-- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture.

----------
     * The Company will file any underwriting agreement relating to any securities that it may enter into as an exhibit to a Current Report on Form 8-K.

    **   Filed herewith.

   *** The Company will file any form of Debt Securities, depositary agreement, warrant agreement or warrants and any depositary receipt, preferred stock certificate or certificate of designations not previously so filed as an exhibit to a Current Report on Form 8-K.